                                                                   EXHIBIT 10.29

                        DATED THE 8TH DAY OF OCTOBER 2003

                           JITTER BUG HOLDINGS LIMITED
                                  (as "Vendor")

                                       and

                THE PERSONS WHOSE NAMES ARE SET OUT IN SCHEDULE 1
                                (as "Purchasers")

                                       AND

                 NINETOWNS DIGITAL WORLD TRADE HOLDINGS LIMITED

                 ----------------------------------------------

                           SALE AND PURCHASE AGREEMENT
                              RELATING TO SHARES IN
                 NINETOWNS DIGITAL WORLD TRADE HOLDINGS LIMITED
                                 (THE "COMPANY")

                 ----------------------------------------------

                                  LI & PARTNERS
                                [Name in Chinese]
                   22/F., World Wide House, Central, Hong Kong
                                [Name in Chinese]
  Tel\[Name in Chinese]: (852)2501 0088 Fax\[Name in Chinese]: (852)2501 0028
                            Our Ref :RL/GS/1710(1)/03

                                TABLE OF CONTENTS

Title                                                                                                       Page No.
------                                                                                                      --------
1.          INTERPRETATION............................................................................          1

2.          CONDITION PRECEDENT.......................................................................          4

3.          SALE AND PURCHASE OF THE SALE SHARES......................................................          4

4.          CONSIDERATION.............................................................................          5

5.          COMPLETION ...............................................................................          5

6.          VENDOR'S WARRANTY OF PROFITS..............................................................          6

7.          PURCHASERS' RIGHTS........................................................................          8

8.          QUALIFIED IPO.............................................................................         10

9.          DIVIDEND POLICY...........................................................................         10

10.         WARRANTIES, REPRESENTATIONS AND UNDERTAKINGS BY THE VENDOR................................         10

11.         WARRANTIES, REPRESENTATIONS AND UNDERTAKINGS BY THE VENDOR AND THE COMPANY................         11

12.         COSTS AND EXPENSES........................................................................         11

13.         RESTRICTIONS ON COMMUNICATION AND ANNOUNCEMENTS...........................................         12

14.         NOTICES...................................................................................         13

15.         GENERAL...................................................................................         15

16.         SEVERANCE.................................................................................         16

17.         PREVALENCE OF AGREEMENT...................................................................         16

18.         GOVERNING LAW AND JURISDICTION............................................................         16

19.         COUNTERPARTS..............................................................................         16

SCHEDULE 1  The Purchasers

SCHEDULE 2  Particulars of the PRC Subsidiaries

SCHEDULE 3  Form of shareholders' agreement

SCHEDULE 4  Warranties, Representations and Undertakings by Vendor

SCHEDULE 5  Warranties, Representation and Undertakings by Vendor and Company

SCHEDULE 6 Form of subscription price adjustment as contained in the AIG subscription agreement

THIS AGREEMENT is made on the 8th day of October 2003.

BETWEEN:

(1) JITTER BUG HOLDINGS LIMITED, a company incorporated in the British Virgin Islands, having its registered office at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands ("the VENDOR"); and

(2) THE PERSONS WHOSE PARTICULARS ARE SET OUT IN SCHEDULE 1 (collectively, the "PURCHASERS" and individually a "PURCHASER"); and

(3) NINETOWNS DIGITAL WORLD TRADE HOLDINGS LIMITED, a company incorporated in the Cayman Islands with limited liability, having its registered office at Century Yard, Cricket Square, Hutchins Drive, P.O. Box 2681 GT, George Town, Grand Cayman, British West Indies, and its principal place of business in Hong Kong at Units 2502-3 Worldwide House, 19 Des Voeux Road Central, Hong Kong (the "COMPANY").

WHEREAS:

(a) The Company has, as at the date hereof, an authorized share capital of HK$200,000,000 divided into 2,000,000,000 Shares of HK$0.10 each.

(b) Following the Initial Group Reorganization, the Company has now an issued share capital of HK$550,000, divided into 5,500,000 Shares of HK$0.10 each, all of which have been issued and credited as fully paid.

(c) As at the date hereof, the Vendor is the legal and beneficial owner, free from all charges, liens and other encumbrances, of the Sale Shares.

(d) The Purchasers have agreed to purchase the Sale Shares from the Vendor on the terms and subject to the conditions set out in this Agreement.

NOW IT IS HEREBY AGREED as follows:-

1.    INTERPRETATION

1.1 In this Agreement, including the Recitals, the following expressions shall have the following meanings except where the context otherwise requires -

"Articles"                              the articles of association of the
                                        Company as the same may be amended from
                                        time to time;

"Board"                                 the board of directors of the Company;

"Business Day"                          a day (other than a Saturday) on which
                                        banks are generally open for business
                                        in Hong Kong;

"Completion"                            the completion of the sale and purchase
                                        of the Sale Shares pursuant to the terms of this Agreement;

"Completion Date"                       any Business Day no later than 17
                                        October 2003;

"Directors"                             the directors for the time being of the
                                        Company and "Director" means any of
                                        them;

"Group"                                 the Company and its subsidiaries;

"HK$"                                   the lawful currency of HKSAR;

"HKSAR"                                 Hong Kong Special Administrative Region
                                        of the PRC;

"Initial Group Reorganization"          the group reorganization involving the
                                        Company entering into a sale and
                                        purchase agreement with the Vendor,
                                        pursuant to which the Company acquired
                                        all the issued shares of Ixworth
                                        Enterprises Limited (which is an
                                        investment holding company holding the
                                        PRC Subsidiaries) from the Vendor in
                                        consideration of the Company issuing
                                        5,499,999 consideration shares, credited as fully paid, to the Vendor and crediting as fully paid at par the 1
                                        Share issued nil paid by the Company to
                                        the Vendor on 7 May 2002;

"IPO" the initial public offering of the Shares on the Main Board of the Stock Exchange;

"Memorandum"                            the memorandum of association of the
                                        Company as the same may be amended
                                        from time to time;

"PRC"                                   the People's Republic of China;

"PRC Subsidiaries"                      the subsidiaries of the Company in the
                                        PRC as at the date hereof, namely
                                        Beijing New Take e-Commerce Limited
                                        [Name in Chinese], Beijing Ninetowns
                                        Times e-Commerce Limited [Name in
                                        Chinese], Beijing Ninetowns Digital
                                        Technology Co., Ltd. [Name in Chinese],
                                        Shanghai New Take Digital Technology
                                        Co., Ltd. [Name in Chinese] and Beijing
                                        Ninetowns Ports Software and Technology
                                        Co., Ltd. [Name in Chinese], particulars of which are set out in Schedule 2;

"Purchase Price"                        HK$100 per Share;

"Qualified IPO"                         the initial public offering of the
                                        Shares on the Main Board of the Stock
                                        Exchange, which is expected to take
                                        place on or before 31 December 2004 at a price that will generate an annual return rate of at least 35% (net of withholding tax but including dividend received) on the initial investment amount from the date of the effective transfer of the Sale Shares by the Vendor to the Purchasers;


"Sale Shares"                           312,000 Shares to be sold by the Vendor
                                        and purchased by the Purchasers at the
                                        Purchase Price pursuant to Clause 2;

"Shareholders"                          the holders of Shares;

"Shareholders' Agreement"               the shareholders' agreement
                                        substantially in the form set out in
                                        Schedule 3 to be entered into between
                                        the Shareholders;

"Share(s)"                              the ordinary share(s) of HK$0.10 each in
                                        the share capital of the Company;


"Stock Exchange"                        The Stock Exchange of Hong Kong Limited;

"US$" the lawful currency of the United States of America;

"Warranties"                            the warranties, representations and
                                        undertakings given by the Vendor and the Company in Schedule 3 and Schedule 4 hereof.

1.2 The expressions the "Vendor", the "Purchasers" and the "Purchaser" shall, where the context permits, include their respective successors and permitted assigns and personal representatives and any persons deriving title under them.

1.3 Words importing the singular number shall include the plural and vice versa and words importing a gender shall include every gender.

1.4 Headings of clauses are for reference only and shall be ignored in construing this Agreement.

2.    CONDITION PRECEDENT

      Completion is conditional upon AIG Asian Opportunity Fund, L.P. and American International Assurance Company (Bermuda) Limited having subscribed for Shares at the total consideration of not less than US$8,000,000.00 ("the Subscription Money").

3.    SALE AND PURCHASE OF THE SALE SHARES

      Subject to the terms and conditions of this Agreement, the Vendor shall sell and the Purchasers shall purchase, in the following proportions, the Sale Shares, free from all charges, liens, encumbrances, equities or other adverse claims or interests and with all rights now and hereafter attaching thereto including the right to all dividends paid, declared or made in respect thereof at the Purchase Price.

                                              Number of Sale      Purchase Price
Name of Purchaser                                 Shares               (HK$)
-----------------                                 ------               -----
China Equity Associates L.P.                     234,000             23,400,000/
                                                                    US$3 million

MMFI CAPI Venture Investments Limited             78,000              7,800,000/
                                                                    US$1 million

4.    CONSIDERATION

      The consideration for the sale of the Sale Shares shall be HK$31,200,000 (or US$4 million) which shall be paid by the Purchasers to the Vendor on the Completion Date.

5.    COMPLETION

5.1. Subject to fulfillment of the condition stated in Clause 2, Completion shall take place at the office of Li & Partners at 22/F, World Wide House, Central, Hong Kong (or at such place as the parties hereto may agree) on the Completion Date.

5.2. On the Completion Date, the Vendor shall procure the holding of a meeting of the Directors by the Company and the passing thereat of resolutions approving:

      (a)   the transfer of the Sales Shares from the Vendor to the Purchasers;

      (b) the registration of the Purchasers in the register of members of the Company in respect of the Sale Shares; and

      (c) the issue by the Company to the Purchasers of share certificate representing the Sale Shares and the delivery of these share certificates to the Purchasers.

5.3.  On the Completion Date, the Vendor shall deliver to the Purchasers:

      (a) board resolutions of the Vendor approving the signing of this Agreement and the sale of the Sale Shares to the Purchasers pursuant to the terms thereof;

      (b) instruments of transfer and bought and sold notes relating to the Sale Shares duly signed by the Vendor and the relevant share certificate(s) representing the Sale Shares;

      (c)   certified copies of the board resolutions referred to in Clause 5.2;

      (d) where applicable, a waiver of pre-emptive rights signed by all the existing shareholders of the Company; and

      whereupon each Purchaser shall effect payment to the Vendor of an amount equal to the relevant number of Sale Shares being purchased by it under this Agreement, multiplied by the Purchase Price, representing in aggregate the sum of HK$31,200,000 or US$4 million, such payment to be made in such means and manner as the Vendor may direct.

5.4 The Purchasers shall enter into the Shareholders' Agreement upon Completion for the purposes of regulating the business, affairs and management of the Group as from the date thereof.

5.5 If any of the documents required to be delivered to the Purchasers on the Completion Date are not forthcoming for any reason or if in any other respect the foregoing provisions of this Clause 5 are not fully complied with, the Purchasers shall be entitled to effect Completion so far as practicable or to extend Completion to such date as may be agreed between the parties hereto or to rescind this Agreement.

6.    VENDOR'S WARRANTY OF PROFITS

6.1 If the Company's consolidated earnings before tax, minority interests and extraordinary items for the year ended 31 December 2003 audited by Deloitte Touche Tohmatsu (the "EBMITEI") is an amount falling in the range of HK$72 million to any amount below HK$100 million, the Vendor will compensate the Purchasers by transferring to the Purchasers such number of Shares (with the number in decimal place to be rounded up to one, if applicable and with each Share valued at HK$100) of the Company at nil consideration representing the difference between HK$106,791,000 and the EBMITEI of the Group (on pro-rata basis with respect to the Purchasers' respective shareholding % in the Company).

6.2 If the EBMITEI of the Group for the financial year ending 31 December 2003 is an amount below HK$72 million, the Vendor will compensate the Purchasers in cash the difference between HK$106,791,000 and the EBMITEI of the Group (on pro-rata basis with respect to the Purchasers' respective shareholding % in the Company), plus an additional amount representing 10% per annum of such difference.

6.3 The valuation adjustments as stated in Clauses 6.1 and 6.2 above are made with reference to the fully diluted post money valuation, which is equal to the profit/earning ratio ("P/E") multiplied by the EBMITEI of the Group for the financial year ended 31 December 2003.

      For the sole purpose of the above valuation adjustments, allowance shall be given in favour of the Purchasers for the diluting effect caused by the issuance of new Shares, if any, to any investor and/or its group company pursuant to the corresponding provision in the relevant subscription agreement. (Please see the formula cited hereinbelow.)

(1) the formula for the calculation of number of shares to be compensated by the Vendor to the Purcahsers is as follows:-

      P/E = (550,000,000+ the amount of the Subscription Money)/106,791,000

      [HK$31.2 million/(EBMITEI x P/E)] x number of then issued shares of the Company (after the issuance of new shares to the Subscribers) minus shares already sold to the Purchasers.

(2) the formula for the calculation of the amount of compensation to be made by the Vendor to the Purchasers in cash is as follows:-

      [HK$31.2 million - [31.2 million/(550,000,000+ the amount of the Subscription Money)]] x EBMITEI xP/E] x [1 + 10% x (y/365)]

      Note : y = number of days between the Completion Date and the day when the compensation is made

Scenarios

EBMITEI ("E") in HK$                          Compensation method                      Example
--------------------                          -------------------                      -------
$100 million > E > $106.791 million           No Compensation                          Not applicable

$72 million = or < E < $100 million           Compensation by shares                   Example 1

Below $72 million                             Compensation by cash                     Example 2

Example 1:

Assumptions:

1.    Actual EBMITEI = HK$90 million

2.    Subscription Money = HK$93.6 million

3.    P/E = (HK$550 million + HK$93.6 million) / HK$106.791 million = 6.0267

4.    Number of issued shares = 6,436,000 Shares (HK$100 per Share)

5.    Number of Sales Shares sold to the Purchasers =312,000 Shares

Number of Shares to be compensated:
= $31.2 million / (HK$90 million x 6.0267) x 6,436,000 Shares - 312,000 Shares
= 58,211 Shares

Example 2:

Assumptions:

1.    Actual EBMITEI = HK$70 million

2.    Subscription Money = HK$93.6 million

3.    P/E = (HK$550 million + HK$93.6 million) / HK$106.791 million = 6.0267

4.    Number of issued shares = 6,436,000 Shares (HK$100 per Share)

5.    Number of Sales Shares sold to the Purchasers = 312,000 Shares

6. Number of days between the Completion Date and the day when the compensation is made=180 days

The amount of cash to be compensated:

= {HK$31.2 million - [HK$31.2 million / (HK$550 million + HK$93.6 million) x HK$70 million x 6.0267]} x (1 + 10% x 180 / 365)

=     HK$11.28 million

6.4 All payments payable or share adjustment pursuant to Clauses 6.2 or 6.3 above (as the case may be) will be made (in such manner as aforementioned) by the Vendor to the Purchasers within 15 Business Days after the release of the Company's audited consolidated accounts for the 2003 financial year, but in any event not later than 31 May 2004.

7.    PURCHASERS' RIGHTS

7.1. The Purchasers shall have the Shareholders' rights as stipulated in the Shareholders' Agreement.

7.2. The Purchasers shall be free to transfer the Shares in whole or in part after six months from the IPO date.

7.3. In consideration of the investment made by the Purchasers in the Company by acquiring the Sale Shares from the Vendor and in consideration of the payment of HK$1 by each Purchaser to the Vendor (receipt of which is hereby acknowledged), the Vendor hereby grants to each of the Purchasers an option (the

      "PUT OPTION") to require the Vendor to purchase from the Purchasers, upon the Purchasers' exercising the Put Option, all their Shares (as reduced or increased by any reorganization of the Company which takes place prior to the sale of the Shares pursuant to the exercise of the Put Option) in the Company at a price (denominated in US$) equal to the Purchase Price per Share, as adjusted in accordance with Clause 7, together with an annual rate of return thereon of 10% if the Company is not successful in implementing the Qualified IPO by 31 December 2004. Such Put Option will be exercisable by written notice in respect of all Shares (but not any part thereof) served by the Purchasers upon the Vendor during the period from 1 January 2005 to 30 June 2005 (both days inclusive) and within 14 days upon receipt of the said written notice, the Vendor will make payment for the Shares to the Purchasers in such manner as the Purchasers may direct. The Purchasers shall waive such Put Option immediately before the Qualified IPO. Without prejudice to the generality of the foregoing and provided that the Qualified IPO is successfully implemented on or before 30 June 2005, the Purchasers are entitled, at any time prior to such Qualified IPO, to invest in such number of old Shares of the Company from the Vendor equivalent to the number of the Sale Shares at the same entry valuation as that of the "Sale Shares" referred to in Clause 1.1, with each Share valued at HK$100. The Purchasers shall refund the amount (representing the amount of the re-invested Shares or any part thereof) it has received from the Vendor as a result of the exercise of the Put Option and (as the case may be) pay up any balance of the amount of the re-invested Shares in cash to the Vendor if the Purchasers re-invest in the Shares of the Company.

7.4. The Purchasers will be provided with, and have access to all information and material, financial or otherwise, provided to a member of the Board. The Purchasers will have the right to discuss and consult with the management of the Group. In particular, the Group will provide to the
      Purchasers:

      (a) monthly consolidated management accounts including income statement, balance sheet and cash flow statement of the Group within 20 days from the last day of each calendar month;

      (b) consolidated annual management accounts of the Group within 45 days from the end of each calendar year;

      (c) consolidated annual audited accounts of the Group within 120 days from the end of each calendar year;

      (d) annual business plan, annual budget and projected financial statements relating to the Company at least 30 days before the calendar/financial year end;

      (e) the opportunity to discuss and review with the Board the management accounts within 30 days from the Purchasers receipt of the same;

      (f) such other operating statistics, and other trading and financial information in such form as the Purchasers may require in order for them to be kept properly informed about the Company's interest and to generally protect the interest of the Purchasers; and

      (g) all minutes of the Board meetings within 14 days from the date of the meetings.

8.    QUALIFIED IPO

      For the avoidance of doubt, the parties hereto agree to terminate this Agreement on the receipt by the Company of an in-principle approval for the Qualified IPO or, conditional upon the Qualified IPO occurring as envisaged, on such date prior to the Qualified IPO as may be required by the relevant regulatory body in order to achieve the Qualified IPO, by executing a termination agreement conditional upon the occurrence of the Qualified IPO and to take effect from the date of the listing of the Company, and in the event of the Qualified IPO not taking place by 31 December 2004, the termination agreement shall lapse and this Agreement and all the rights, obligation and provisions hereto shall continue to apply to the parties with full force and effect.

9.    DIVIDEND POLICY

      Subject to any agreement or restriction binding the Company from time to time, any declaration of dividend by the Company for each financial year shall be determined by Board taking into account those profits of the Company available for distribution after appropriation of prudent and proper reserves including allowance for future working capital, provision for tax, interest payments and repayments of amounts borrowed. In deciding whether in respect of any financial year the Company has profits available for distribution, the parties hereto shall procure that the auditors of the Company shall certify whether such profits are available or not and the amount thereof (if any). In giving such certificate, the auditors shall act as experts and not as arbitrators and their determination shall be binding.

10.   WARRANTIES, REPRESENTATIONS AND UNDERTAKINGS BY THE VENDOR

10.1 The Vendor hereby represents, warrants and undertakes to the Purchasers (to the intent that the provisions of this Clause shall continue to have full force and effect notwithstanding Completion) in the terms set out in Schedule 4 and acknowledge that the Purchasers in entering into this Agreement are relying on such representations, warranties and undertakings and that the Purchasers, unless granting a waiver in this regard, shall be entitled to treat the same as conditions of this Agreement

10.2 The Warranties shall remain in full force and effect and shall continue to subsist after and notwithstanding Completion.

10.3 The Vendor shall not (save only as may be necessary to give effect to this Agreement) do or allow and shall procure that no act or omission shall occur before Completion which would constitute a breach of any of the Warranties if they were given at Completion or which would make any such Warranties inaccurate or misleading if they were so given.

11.   WARRANTIES, REPRESENTATIONS AND UNDERTAKINGS BY THE VENDOR AND THE COMPANY

11.1 The Vendor and the Company jointly and severally represent, warrant and undertake to the Purchasers in the terms set out in Schedule 5.

11.2 The Warranties contained in Schedule 5 shall remain in full force and effect and shall continue to subsist after and notwithstanding Completion.

11.3 The Vendor and the Company further warrant that the terms offered to the purchasers/subscribers under the relevant sale and purchase of shares agreement(s)/subscription agreement(s) in respect of (a) post money valuation; (b) lock up period; (c) profits adjustment; (d) the Purchase Price or subscription price (save and except the manner of payment of the relevant subscription price to be made by AIG Asian Opportunity Fund, L.P. and American International Assurance Company (Bermuda) Limited (as well as the other subscribers in the present round of financing) to the Company as set out in Schedule 6, which is annexed hereto for reference purpose only and the subscription price stated therein, though involving the escrow arrangement, is calculated at the subscription price of HK$100 for each subscription share, as adjusted by the EBTMIEI); and (e) the Put Option are not more favourable than those offered to the Purchasers by the Vendor hereunder.

12.   COSTS AND EXPENSES

12.1 The Vendor will be responsible for all pre-approved legal costs (including the arrangement fee) reasonably and properly incurred and other pre-approved expenses in connection with or incidental to the negotiation, finalization and execution of this Agreement and the Shareholders' Agreement any other related agreement(s), and the sale and purchase of the Sale Shares.

13.   RESTRICTIONS ON COMMUNICATION AND ANNOUNCEMENTS

13.1 Subject to Clause 13.3 hereof, each of the Purchasers hereto undertakes to the Vendor and the Company that it shall not at any time after the date of this Agreement divulge or communicate any confidential information concerning the business, accounts, finance or contractual arrangements or other dealings, transactions or affairs of the Company which may be within or may come to its knowledge in connection with the transactions contemplated by this Agreement to any person other than to its professional advisers, or among the Shareholders of the Company, or when required by law or any rule of any relevant stock exchange body, or to its respective officers or employees who are required to review and consider the same and who prior to receiving such confidential information shall be made aware of the restrictions in respect of such confidential information and shall observe the same as are contained herein, and each of the Purchasers hereto shall use its best endeavours to prevent the publication or disclosure of any such confidential information concerning such matters. This restriction shall not apply to information or knowledge which is or which properly comes into the public domain, through no fault of any of the parties to this Agreement or to information or knowledge which is already known to the Purchasers at the time of its receipt.

13.2 Each of the parties hereto undertakes that it shall not at any time (save as required by law or any rule of any relevant stock exchange or regulatory body) make any announcement in connection with this Agreement unless the other party hereto shall have given its consent to such announcement (which consent may not be unreasonably withhold or delayed and may be given either generally or in a specific case or cases and may be subject to conditions). If any party is required by law or any rule of any relevant stock exchange or regulatory body to make any announcement in connection with this Agreement, the other party agrees to supply all relevant information relating to itself that is within its knowledge or in its possession as may be reasonably necessary or as may be required by any exchange and regulatory body to be included in the announcement.

13.3 The Purchasers hereto undertake to the Vendor and the Company that they shall not at any time after the date of this Agreement disclose any information relating to the conditions and terms of this Agreement, which is treated as confidential information, to any person (including but not limited to the other Shareholders of the Company) other than to their respective professional advisers, or when required by law or any rule of any relevant stock exchange body, or to their respective officers or employees who are required to review and consider the same and who prior to receiving such confidential information shall be made aware of the restrictions in respect of such confidential information and shall observe the same as are contained herein.

14.   NOTICES

14.1 Any notice, claim, demand, court process, document or other communication to be given under this Agreement (collectively "COMMUNICATION" in this Clause) shall be in writing in the English or Chinese language and may be served or given personally or sent to the telex or facsimile numbers (if any) of the relevant party and marked for the attention and/or copied to such other person as specified in Clause 14.4.

14.2 A change of address or telex or facsimile number of the person to whom a communication is to be addressed or copied pursuant to this Agreement shall not be effective until five days after a written notice of change has been served in accordance with the provisions of this Clause 14.2 on all other parties to this Agreement with specific reference in such notice that such change is for the purposes of this Agreement.

14.3 All communications shall be served by the following means and the addressee of a communication shall be deemed to have received the same within the time stated adjacent to the relevant means of despatch:

MEANS OF DESPATCH                                         TIME OF DEEMED RECEIPT
-----------------                                         ----------------------
Local mail or courier                                       24 hours
Telex                                                       on despatch
Facsimile                                                   on despatch
Air courier/Speed-post                                      3 days
Airmail                                                     7 days

14.4 The initial addresses and facsimile numbers of the parties for the service of communications, the person for whose attention such communications are to be marked and the person to whom a communication is to be copied are as follows:

      IF TO THE VENDOR:

         JITTER BUG HOLDINGS LIMITED

Address:                                Units 2502-3 Worldwide House,
                                        19 Des Voeux Road Central,
                                        Hong Kong

Facsimile no.:                          (852) 2868-5121
Attention:                              Mr. Wang Shuang / Mr. Tommy Fork

      IF TO THE COMPANY:

         NINETOWNS DIGITAL WORLD TRADE HOLDINGS LIMITED

Address:                                Units 2502-3 Worldwide House
                                        19 Des Voeux Road Central
                                        Hong Kong

Facsimile no.:                          (852) 2868-5121

Attention:                              Mr. Wang Shuang / Mr. Tommy Fork

      IF TO THE PURCHASERS:

         CHINA EQUITY ASSOCIATES L.P. C
         C/O SUEZ ASIA HOLDINGS (HONG KONG) LIMITED

Address:                                Suite 5004, One Exchange Square, 8
                                        Connaught Place, Central, Hong Kong

Facsimile no.:                          (852) 2119 9786

Attention:                              Mr. Rex Lau / Mr. Colin Sau

         MMFI CAPI VENTURE INVESTMENTS LIMITED
         C/O JAIC INTERNATIONAL (HONG KONG) CO. LTD.

Address:                                Suite 1112, Two Pacific Place,
                                        88 Queensway, Admiralty, Hong Kong.

Facsimile no.:                          (852) 2509 3025

Attention:                              Mr. Yoshiaki Hasegawa / Ms. Chennie Wang

14.5 A communication served in accordance with this Clause shall be deemed sufficiently served and in proving service and/or receipt of a communication it shall be sufficient to prove that such communication was left at the addressee's address or that the envelope containing such communication was properly addressed and posted or despatched to the addressee's address or that the communication was properly transmitted by telex, facsimile or cable to the addressee. In the case of communication by telex, such communication shall be deemed properly transmitted upon the receipt by the machine sending the telex answerback of the addressee; in the case of facsimile transmission, such transmission shall be deemed properly transmitted on receipt of a report of satisfactory transmission printed out by the sending machine.

14.6 Nothing in this Clause shall preclude the service of communication or the proof of such service by any mode permitted by law.

15.   GENERAL

15.1 This Agreement and the documents referred to herein are in substitution for all previous agreements between all or any of the parties hereto and contain the whole agreement between the parties hereto relating to the subject matter of this Agreement.

15.2 No amendment or variation of this Agreement shall be effective unless in writing and signed by or on behalf of each of the parties hereto.

15.3 The Vendor and each of the Purchasers shall do and execute or procure to be done and execute all such further acts, deeds, things and documents as may be necessary to give effect to the terms of this Agreement.

16.   SEVERANCE

      If any provision of this Agreement or part thereof is rendered void, illegal or unenforceable by any legislation to which it is subject, it shall be rendered void, illegal or unenforceable to that extent and no further.

17.   PREVALENCE OF AGREEMENT

      In the event of any ambiguity or conflict arising between the terms of this Agreement and those of the Memorandum and Articles of the Company, the provisions of this Agreement shall prevail as between the Vendor and the Purchasers.

18.   GOVERNING LAW AND JURISDICTION

18.1 This Agreement shall be governed by and construed in accordance with the laws of HKSAR.

18.2 In relation to any legal action or proceedings arising out of or in connection with this Agreement, the Vendor and each of the Purchasers hereby irrevocably submit to the non-exclusive jurisdiction of the Courts of HKSAR.

19.   COUNTERPARTS

      This Agreement may be executed in any number of counterparts, all of which when taken together shall constitute one and the same instrument, and the parties hereto may execute this Agreement by signing as separate counterparts. Each counterpart may be signed and executed by a party/parties and transmitted by facsimile transmission and shall be valid and effectual as if executed as an original.

IN WITNESS whereof the parties have executed this Agreement the day and year first above written.

SIGNED by Wang Shuang                 )   Ninetowns Digital World Trade Holdings
for and on behalf of                  )   Limited
NINETOWNS DIGITAL WORLD               )   /s/ Wang Shuang
  TRADE HOLDINGS LIMITED              )
in the presence of :-                 )

/s/ Sun Xiaomin

SIGNED by  Ng Kin Fai                 )   Jitter Bug Holdings Limited
                                      )
for and on behalf of                  )   /s/ Ng Kin Fai
JITTER BUG HOLDINGS LIMITED           )
In the presence of:-                  )

/s/ Fork Siu Lun Tommy

SIGNED by Colin Sau                   )
                                      )
of CHINA EQUITY PARTNERS              )   /s/ Colin Sau
LIMITED as General Partner for        )
CHINA EQUITY ASSOCIATES L.P.          )
in the presence of :-                 )

/s/ Leung Sui Ming

SIGNED by Yoshiaki HASEGAWA           )
of JAIC International (HK) Co., Ltd.  )
as Investment Manager of MMFI CAPI    )   /s/ Yoshiaki HASEGAWA
VENTURE INVESTMENTS LIMITED           )
in the presence of :-                 )

/s/ Chennie Wang

                                   SCHEDULE 1


        NAME                                       ADDRESS                                NO. OF SHARES PURCHASED
        ----                                       -------                                -----------------------
CHINA EQUITY ASSOCIATES L.P.            SUITE 5004, ONE EXCHANGE SQUARE, 8                      234,000
                                        CONNAUGHT PLACE, CENTRAL, HONG KONG.

MMFI CAPI VENTURE                       SUITE 1112, TWO PACIFIC PLACE, 88                        78,000
  INVESTMENTS LIMITED                   QUEENSWAY, ADMIRALTY, HONG KONG.

                                   SCHEDULE 2

                       PARTICULARS OF THE PRC SUBSIDIARIES

BEIJING NEW TAKE E-COMMERCE LIMITED

([Name in Chinese])

1.    Business Licence No. :            [Name in Chinese]

2.    Date of Incorporation :           22 May 2000

3.    Place of Incorporation :          Beijing, The People's Republic of China

4.    Business Scope :                  Research and development of network
                                        technology; research, development and
                                        sales of internet application
                                        softwares, e-commerce softwares,
                                        foreign trade system application
                                        softwares; provision of technical
                                        service for self-developed products;
                                        sales of self-developed products.

5.    Registered Capital :              US$3,500,000

6.    Registered Office :               [Name in Chinese]

7.    Legal Representative :            Mr. Wang Shuang

8.    Directors :                       1. Mr. Wai Ka Cheung, Gerry
                                        2. Mr. Ko Jin Heng
                                        3. Mr. Ng Kin Fai
                                        4. Mr. Wang Shuang
                                        5. Mr. Ren Xiaoguang
                                        6. Ms. Dong Min

9.    Shareholders and their            US$350,000 (10%) contributed by Beijing
        respective Shareholdings:       Ninetowns Yadi Wall Paper Co., Ltd.
                                        US$3,150,000 (90%) contributed by New
                                        Take Limited

10.   Financial Year End :              31st December

BEIJING NINETOWNS TIMES E-COMMERCE LIMITED

([Name in Chinese])

1.    Business Licence No. :            [Name in Chinese]

2.    Date of Incorporation :           2 June 2000

3.    Place of Incorporation :          Beijing, The People's Republic of China

4.    Business Scope :                  Research and development of network
                                        technology; research, development and
                                        sales of internet application
                                        softwares, e-commerce softwares,
                                        foreign trade system application
                                        softwares; provision of technical
                                        service for self-developed products;
                                        sales of self-developed products.

5.    Registered Capital :              US$250,000

6.    Registered Office :               [Name in Chinese]

7.    Legal Representative :            Mr. Wang Shuang

8.    Directors :                       1. Mr. Siu Sze Ho, Kenneth
                                        2. Mr. Wang Shuang
                                        3. Mr. Ren Xiaoguang
                                        4. Ms. Dong Min

9.    Shareholders and their            US$25,000 (10%) contributed by Beijing
        respective Shareholdings:       Ninetowns Yadi Wall Paper Co., Ltd.
                                        US$225,000 (90%) contributed by
                                        Shielder Limited

10.   Financial Year End :              31st December

BEIJING NINETOWNS DIGITAL TECHNOLOGY CO., LTD.

([Name in Chinese])

1.    Business Licence No. :            1101061304729

2.    Date of Incorporation :           25 July 2000

3.    Place of Incorporation :          Beijing, The People's Republic of China

4.    Business Scope :                  Research and development, transfer and
                                        provision of consultancy service for
                                        technology; provision of technological
                                        services; sales of certified and passed
                                        technological products; household
                                        decorations; leasing of electronic
                                        equipment; organization of domestic
                                        cultural interflow; provision of
                                        business information consulting
                                        service.

5.    Registered Capital :              RMB2,250,000

6.    Registered Office :               [Name in Chinese]

7.    Legal Representative :            Mr. Wang Shuang

8.    Directors :                       1. Mr. Wang Shuang
                                        2. Mr. Ren Xiaoguang
                                        3. Ms. Dong Min

9.    Shareholders and their            RMB1,800,000 (80%) contributed by
      respective Shareholdings:         Beijing New Take e-Commerce Limited
                                        RMB450,000 (20%) contributed by Beijing
                                        Ninetowns Times e-Commerce Limited

10.   Financial Year End :              31 December

SHANGHAI NEW TAKE DIGITAL TECHNOLOGY CO., LTD.

([Name in Chinese])

1.    Business Licence No. :            3101011022735

2.    Date of Incorporation :           13 September 2001

3.    Place of Incorporation :          Shanghai, The People's Republic of China

4.    Business Scope :                  Design and installation of computer
                                        network; research, development and sales of computer hardware and software and provision of related service; sales of construction materials, decoration materials, machinery, household electrical appliance, textile products;
                                        provision of business information
                                        consulting service.

5.    Registered Capital :              RMB500,000

6.    Registered Office :               [Name in Chinese]

7.    Legal Representative :            Liu Shek Wang ([Name in Chinese])

8.    Directors :                       Mr. Wang Shuang

9.    Shareholders and their            RMB450,000 (90%) contributed by Beijing
       respective Shareholdings:        Ninetowns Digital Technology Co., Ltd.
                                        RMB50,000  (10%) contributed by Beijing
                                        Ninetowns Import & Export e-Commerce
                                        Co., Ltd.

10.   Financial Year End :              31 December

BEIJING NINETOWNS PORTS SOFTWARE AND TECHNOLOGY CO., LTD.

([Name in Chinese])

1.    Business Licence No. :            1101061588135

2.    Date of Incorporation :           1 August 2003

3.    Place of Incorporation :          Beijing, The People's Republic of China

4.    Business Scope :                  Research and development of computer
                                        softwares, network technology; provision of technological services for computer softwares and network; sales of certified and passed new products;
                                        manufacturing of computer softwares.

5.    Registered Capital :              RMB20,000,000

6.    Registered Office :               [Name in Chinese]

7.    Legal Representative :            Mr. Wang Shuang

8.    Directors :                       1. Mr. Wang Shuang
                                        2. Ms. Dong Min
                                        3. Mr. Ren Xiaoguang

9.    Shareholders and their            RMB4,000,000 (20%) contributed by
      respective Shareholdings:         Beijing New Take e-Commerce Limited
                                        RMB16,000,000 (80%) contributed by
                                        Beijing Ninetowns Times e-Commerce
                                        Limited

10.   Financial Year End :              31 December

                                   SCHEDULE 3

                         FORM OF SHAREHOLDERS' AGREEMENT

                                   SCHEDULE 4

             WARRANTIES, REPRESENTATIONS AND UNDERTAKINGS BY VENDOR

1.    GENERAL INFORMATION

      The information provided and matters stated in this Agreement are true, accurate, valid and subsisting and not misleading in any respect.

2.    VENDOR AND THE COMPANY

2.1 The Vendor is the holder of Sale Shares and has full and requisite power and authority to enter into and perform this Agreement and its obligations hereunder and this Agreement will, when executed, constitute legal, valid and binding on the Vendor in accordance with its terms.

2.2 The Sale Shares are issued fully paid or credited as fully paid and are beneficially owned by the Vendor free from all pre-emption rights, liens, charges, equities, encumbrances or interests in favour of any other person and the same are freely transferable by the Vendor without the consent, approval, permission, licence or concurrence of any third party.

2.3 The copies of the Memorandum and Articles of Association of the Company so provided to the Purchasers are true and complete and have embodied in them or annexed to them a copy of every such resolution as is required by the relevant legislation.

3.    CORPORATE STATUS

      No events or omissions have occurred which the Vendor reasonably knows whereby the constitution, subsistence or corporate status of the Company have been or likely to be adversely affected not covered by this Agreement.

4.    INSOLVENCY

4.1 So far as the Vendor is aware, no order has been made and no resolution has been passed for the winding up of the Company or for a provisional liquidator to be appointed in respect of the Company and no petition has been presented and no meeting has been convened for the purpose of winding up of the Company.

4.2 So far as the Vendor is aware, no receiver (which expression shall include an administrative receiver) has been appointed in respect of the Company or all or any of its assets.

4.3 So far as the Vendor is aware, the Company is neither insolvent, nor unable to pay its debts or has stopped paying its debts as they fall due.

4.4 So far as the Vendor is aware, no event analogous to any of the foregoing has occurred in or outside Hong Kong and no material unsatisfied judgment is outstanding against the Company.

4.5 The Vendor has neither done nor omitted to do anything whereby the continuance in full force and effect of any overdrafts, loans or finance facilities extended to the Company might be affected or prejudiced.

5.    REPETITION OF WARRANTIES

      Prior to the Completion Date, if any of the Warranties set out in this Schedule are found to be materially untrue, inaccurate or misleading or have not been fully carried out in any material respect, or in the event of any of the Vendor becoming unable or failing to do anything required under this Agreement to be done by them at or before the Completion Date, the Purchasers may by notice in writing rescind this Agreement.

                                   SCHEDULE 5

              WARRANTIES, REPRESENTATION AND UNDERTAKINGS BY VENDOR
                                   AND COMPANY

The Vendor and the Company hereby jointly and severally represent, warrant and undertake to each of the Purchasers that all representations and statements of fact set out in this Schedule or otherwise contained in the Agreement are and will be true and accurate as at the date hereof and at all times up to and including Completion with reference to the facts and circumstances subsisting at such time.

1.    GENERAL INFORMATION

1.1 Each of the Vendor and the Company has full power to enter into this Agreement and to exercise its rights and perform its obligations hereunder and (where relevant) all corporate and other actions required to authorize its execution of this Agreement and its performance of its obligations hereunder have been duly taken and this Agreement shall, when executed be a legal, valid and binding agreement on it, enforceable in accordance with the terms hereof.

1.2 The execution, delivery and performance of this Agreement by the Vendor and the Company do not and shall not violate in any respect any provision of :

      (a) any law or regulation or any order or decree of any governmental authority, agency or court of Hong Kong;

      (b) (where relevant) the laws and documents incorporating and constituting any of the Vendor and the Company.

1.3 The information and particulars in respect of the Company and the subsidiaries set out in this Agreement are true and accurate and all shares held by any Group company in any other Group company are legally and beneficially held fully paid up free from any liens, charges, encumbrances and other third party right.

1.4 All written information given by or on behalf of the Vendor and the Company to the Purchasers or any of their representatives was when given and is now true, complete and accurate in all respects and not misleading in any respect.

2     REGULATORY COMPLIANCE

2.1 Each Group company has been validly incorporated or established pursuant to the laws of its country of incorporation or establishment, all legal and procedural requirements and all other formalities concerning the said incorporation or establishment have been duly and properly complied with, and each group Company is in good standing.

2.2 All corporate or other documents required to be filed or registered in respect of each Group company with the authorities in the relevant place of incorporation of such Group company have been duly filed.

2.3 The statutory books and minute books of each Group company have been properly written up and no Group company has received any application or request for rectification of its register of shareholders and compliance has been made with all other applicable regulatory requirements concerning each Group company and all issues of shares, debentures or other securities of each Group company.

2.4 Each Group company has complied with all legislation and obtained all necessary licences, consents and other permissions and approvals relevant to the business of the Group company whether in the country, territory or state in which it is incorporated or operated and each Group company has complied with all applicable regulatory requirements in relation to any transactions to which it has been a party prior to Completion.

2.5 All licences, consents and other permissions and approvals required for or in connection with the carrying on of the business now being carried on by each Group company are in full force and effect and have been duly complied with and there is no circumstance which might invalidate any licence, consent, permission or approval or render it liable to forfeiture or modification or affect its renewal.

3     ACCOUNTS

3.1 The accounting books and records of each Group company have been properly written up and present a true and fair view of all the transactions to which that Group company has been a party and there are at the date hereof no material inaccuracies or discrepancies of any kind contained or reflected in the said books and records.

3.2 Having regard to the existing facilities available to it, each Group company has sufficient working capital with which to carry on its business, in its present form and at its present level of turnover, for the period of twelve months following Completion and for the purposes of performing all orders and obligations placed with or undertaken by it before Completion.

4     ASSETS

4.1 All assets of the Group used or owned by or in the possession of any Group company (including, without limitation all assets referred to in the accounts):

      (a) are legally and beneficially owned free from any mortgage, charge, lien other encumbrance by the relevant Group Company;

      (b) are in the possession or under the control of the relevant Group Company which has good and marketable title thereto; and

      (c) are not subject to any hire purchase, leasing arrangements or other arrangements of a similar nature.

4.2 All assets owned or used by the Group are in good repair and capable of being used for the purposes for which they were designed, acquired or used by the Group and have throughout their period of ownership by the Group been maintained and serviced.

4.3 All title deeds and all other documents necessary to prove title or contractual rights relating to the assets or contractual rights of the Group are in the possession of the Group.

5     TAXATION

5.1 Each Group company has complied with all other relevant legal requirements relating to registration or notification for taxation purposes.

5.2   Each Group company has:

      (a) paid or accounted for all taxation (if any) due to be paid or accounted for by it before the date of this Agreement; and

      (b) taken all reasonable steps to obtain any repayment of or relief from taxation available to it.

5.3 The returns which ought to have been made by or in respect of each Group company for any taxation purposes have been made and all such returns have been prepared on a correct and proper basis.

6     LITIGATION

      No Group company is a party to any material litigation, arbitration, prosecutions, disputes, investigations or to any other material legal or contractual proceedings (together "Proceedings") and there are no facts or circumstances subsisting which might give rise to such Proceedings and there are no unfulfilled or unsatisfied judgments or court orders against any Group Company.

7     INSOLVENCY

7.1 No order has been made or petition presented or resolution passed for the winding up of the any Group company, nor has any distress, execution or other process been levied against any Group company or action taken to repossess goods in the possession of any Group company.

7.2 No steps have been taken for the appointment of an administrator or receiver of any part of any Group company's property.

7.3 No floating charge created by Group company has crystallised and there are no circumstances likely to cause such a floating charge to crystallise.

7.4 No Group company is a party to any transaction which could be avoided in a winding up.

7.5 No Group company has made or proposed any arrangement or composition with its creditors or any class of its creditors.

8     INSURANCE

      All premiums due in respect of all policies of insurance taken out by the Group have been paid in full and all the other material conditions of the said policies have been performed and observed in full. Nothing has been done or omitted to be done whereby any of the said policies has or may become void or voidable.

9     PROPERTIES

      With respect to each of the properties occupied or leased by the Group in Hong Kong and the PRC:

      (a) the relevant Group company has the legal right to occupy the property upon the terms set out in the relevant tenancy or lease agreement (each, a "Tenancy Agreement") and the property is being used for lawful purposes, which are permitted by the relevant Tenancy Agreement;

      (b) all the rent and other payments payable by the Group have been paid up to date, and the user of the property occupied by the Group is in accordance with that provided for in the relevant Tenancy Agreement, and the terms of the relevant Tenancy Agreement have been duly complied with and the tenancy /lease is not subject to avoidance or revocation or early termination due to default of the Group.

10    INTELLECTUAL PROPERTY

10.1 The Group company is the sole and exclusive proprietor of the intellectual property rights which are owned or registered in the name of and developed by any Group company and has not previously transferred, assigned or granted exclusive licences in respect of any intellectual property rights whatsoever anywhere in the world or otherwise encumbered any of them.

10.2 In respect of all agreements and licences (the "IP Licences") for the use by any Group company of intellectual property rights not owned by the relevant Group company:

      (a)   the IP Licences are valid and subsisting;

      (b) the relevant Group company is not in breach of any of the provisions of the IP Licences; and

      (c) all of the IP Licenses contain statements to the effect that the licensor or grantor of the rights to the Group company under the IP Licences has the power to licence or grant such rights.

10.3 The use by the Group of the intellectual property rights referred to above and the operation of each Group company's business generally does not infringe the intellectual property rights of any third party.

11    MISCELLANEOUS

      No Group company has:

      (a) committed any breach of any statutory provision, order, bye-law or regulation binding upon it or any provision of its memorandum of association or articles of association or of any trust deed, agreement or licence to which it is a party or of any covenant, mortgage, charge or debenture given by it;

      (b) omitted to do anything required or permitted to be done by it necessary for the protection of its respective title to or for the enforcement or the preservation of any order or priority of any properties or rights owned by it.

In furtherance, the Vendor and the Company hereby jointly and severally represent, warrant and undertake to each of the Purchasers as follows:-

1.    PAYMENT OF TAXES AND CLAIM

      The Company will pay all lawful taxes, assessments, and levies on it or its income or property before they become in default.

2.    PROPERTY AND LIABILITY INSURANCE

      The Company will maintain insurance against hazards, risks and liability to persons and property to the extent customary for companies engaged in the same or similar business.

3.    MAINTENANCE OF CORPORATE EXISTENCE

      The Company will maintain its corporate existence and all rights, licenses, patents, copyrights, trademarks, etc., used in its business and will engage only in the type of business described in the business plan.

4.    LEGAL COMPLIANCE

      The Company will comply with all applicable laws and regulations in the conduct of its business.

5.    PROTECTION OF PROPRIETARY RIGHTS

      The Company agrees to take all necessary steps to protect proprietary rights developed in the future, including causing all key employees to sign confidentiality and proprietary rights agreement.

6.    CHANGE IN BUSINESS

      The Company will not change the nature of its business as described in its business plan.

                                   SCHEDULE 6

          FORM OF SUBSCRIPTION PRICE ADJUSTMENT AS CONTAINED IN THE AIG
                             SUBSCRIPTION AGREEMENT
          NAMES OF, THE NUMBER OF SUBSCRIPTION SHARES TO BE SUBSCRIBED
                 AND THE TOTAL SUBSCRIPTION PRICE PAYABLE BY AIG

Terms defined in the Share Subscription Agreement have the same meanings in this schedule 3.

                                     PART I

 (A)                         (B)                                        (C)
                Number of First Subscription
 Name              Shares to be Subscribed               First Subscription Price, in US$
 AOF                       468,000                                   3,750,000

AIAB                       156,000                                   1,250,000

1.    FIRST SUBSCRIPTION PRICE

      The First Subscription Price for the First Subscription Shares shall be HK$39,000,000 payable by the Investors to the Company in cash in US$ denomination on Completion.

                                     PART II

 (A)                           (B)
 Name           Number of Second Subscription
                   Shares to be Subscribed
 AOF                        3

AIAB                        1

1.    SECOND SUBSCRIPTION PRICE

1.1 On Completion, the Investors shall deposit US$3,000,000 (comprising of US$2,250,000 paid by AOF and US$750,000 paid by AIAB) ("ESCROW AMOUNT") with the Escrow Agent to be held on the terms and conditions set out below.

2.    ESCROW TERMS AND SECOND SUBSCRIPTION PRICE CALCULATION

2.1 The Escrow Agent shall on receipt of the Escrow Amount immediately deposit the Escrow Amount into a separate interest bearing account in its name with:

            Bank:                   Citibank N.A. New York
            Address:                10/F, Harbour Front II, 22 Tak Fung Street,
                                    Hunghom, Kowloon

            Account Name:           Dibb Lupton Alsop Clients' A/C
            Account No.:            08443017 (US$ Saving A/C)
            ABA No.:                021000089
            SWIFT No.:              CITIHKHX for the account of Citibank N.A.
                                    Hong Kong

            ("ESCROW ACCOUNT"),

      and subject to paragraph 4 of this schedule 3, to hold the same as escrow agent and stakeholders on and subject to the provisions of this schedule 3.

2.2 The Second Subscription Price for each of the Second Subscription Shares shall be:

      2.2.1 US$750,000, if the Company's consolidated audited earnings before tax, minority interests and extraordinary items ("EBTMI") for the 2003 financial year are not less than HK$100,000,000; or

      2.2.2 if the Company's EBTMI for the 2003 financial year is less than HK$100,000,000, calculated as follows:

            (Escrow Amount - (A x ((1-(EBTMI / 106,791,000)) x 100)) / 4

            where A is 624,000, the Escrow Amount is expressed in the above equation in HK$, and provided always that the product of the equation shall be at least HK$0.10

2.3 Within 15 Business Days after the publication and release of the Company's consolidated audited accounts for the 2003 financial year, the Company and the Investors undertake to jointly notify and instruct the Escrow Agent to pay:

      2.3.1 the Second Subscription Price for the Second Subscription Shares to the Company; and

      2.3.2 the balance of the Escrow Amount to AOF and AIAB in a ratio of 3:1, respectively,

      and any interest earned on the Escrow Amount shall be distributed on a pro-rata basis in proportion to the distribution of the Escrow Amount between the Company and the Investors.

3.    NO NOTIFICATION

3.1 The parties undertake to act in good faith in signing the joint notification in accordance with this schedule 3.

3.2 Notwithstanding paragraph 3.1 of part II of this schedule 3, in the event that by 30 July 2004 no joint notification has been issued by the Company and the Investors pursuant to paragraphs 2.2 and 3.1 of part II of this schedule 3 or if on such date any amount of principal and interest remain held in the Deposit Escrow Account, then the Escrow Agent may at any time thereafter issue a request to the Company and the Investors to seek the joint notification of them on the manner of distribution of the Escrow Amount and interest accrued thereon and in the event that no such joint instructions are received by the Escrow Agent after the expiry of 30 days following the date of the request, the

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      Escrow Agent shall pay the Escrow Amount together with interest earned thereon into the Hong Kong courts.

4.    EXERCISE OF PUT OPTION

      If at any time prior to the Company and the Investors issuing a joint notification to the Escrow Agent under paragraph 2.3 of part II of this schedule 3, the Investors have exercised the Put Option in the terms of the Share Subscription Agreement, the Investors may contemporaneously notify the Escrow Agent of the same (serving a copy of the Put Option notice to the Escrow Agent) and direct that the Escrow Amount, together with interest earned thereon, be paid to the Investors as the Investors shall direct.

5.    In no other case shall the Escrow Amount be paid to any person.

6. The parties acknowledge that part II of this schedule 3 contains the price adjustment mechanism in respect of the Investors' total investment in the Company and, regardless of the value of the First Subscription Price and the value of the Second Subscription Price as reflected respectively by the First Subscription Shares and the Second Subscription Shares, the Investors are investing in the Company under the Share Subscription Agreement at a pre-money valuation of US$70,500,000 and a post-money valuation of US$82,500,000.

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